Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our reports, dated December 23, 2008, with respect to the financial statements and financial highlights of each of the Funds constituting Rydex ETF Trust (comprising, Rydex S&P Equal Weight ETF and Rydex Russell Top 50 ETF, Rydex S&P 500 Pure Value ETF, Rydex S&P 500 Pure Growth ETF, Rydex S&P MidCap 400 Pure Value ETF, Rydex S&P MidCap 400 Pure Growth ETF, Rydex S&P SmallCap 600 Pure Value ETF, Rydex S&P SmallCap 600 Pure Growth ETF, Rydex S&P Equal Weight Consumer Discretionary ETF, Rydex S&P Equal Weight Consumer Staples ETF, Rydex S&P Equal Weight Energy ETF, Rydex S&P Equal Weight Financials ETF, Rydex S&P Equal Weight Health Care ETF, Rydex Equal Weight Industrials ETF, Rydex S&P Equal Weight Materials ETF, Rydex S&P Equal Weight Technology ETF, Rydex S&P Equal Weight Utilities ETF, Rydex Inverse 2x S&P 500 ETF, Rydex 2x S&P MidCap 400 ETF, Rydex Inverse 2x S&P MidCap 400 ETF, Rydex 2x Russell 2000 ETF, Rydex Inverse 2x Russell 2000 ETF, Rydex 2x S&P Select Sector Energy ETF, Rydex Inverse 2x S&P Select Sector Energy ETF, Rydex 2x S&P Select Sector Financial ETF, Rydex Inverse 2x S&P Select Sector Financial ETF, Rydex 2x S&P Select Sector Health Care ETF, Rydex Inverse 2x S&P Select Sector Health Care ETF, Rydex 2x S&P Select Sector Technology ETF and Rydex Inverse 2x S&P Select Sector Technology ETF) included in the Annual Reports to the Shareowners in Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A, No. 811-21261).


/s/ Ernst & Young LLP
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Boston, Massachusetts
February 23, 2009